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                                  EXHIBIT 5


                              OPINION OF COUNSEL




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                      BACHNER, TALLY, POLEVOY & MISHER
                              380 Madison Avenue
                        New York, New York  10017-2590
                                (212) 687-7000



                                April 20, 1995

AEP Industries Inc.
125 Phillips Avenue
South Hackensack, NJ 07606

            Re:   AEP INDUSTRIES INC. 1995 EMPLOYEE STOCK PURCHASE PLAN
                  -----------------------------------------------------

Gentlemen:

      We have served as your counsel in connection with the preparation of your Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, representing the offering and issuance to certain persons under the AEP Industries Inc. 1995 Employee Stock Purchase Plan (the "Plan") of an aggregate of 300,000 shares of your common stock, $.01 par value (the "Common Stock").

      We have examined such corporate records, documents and matters of law as we have considered appropriate for the purposes of this opinion.

      Based upon such examination and our participation in the preparation of the Registration Statement, it is our opinion that the Common Stock, when issued in the manner described in the Plan will be validly issued, fully paid and non-assessable.

      We consent to the reference made to our firm in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,



                              BACHNER, TALLY, POLEVOY & MISHER